Exhibit 10.1

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into this 15th day of June, 2009 by and between CFS BANCORP, INC. (the “Company”), an Indiana corporation, and ____________________ (the “Indemnitee”), currently a resident of the State of Indiana,

W I T N E S S E T H:

WHEREAS, a shareholder derivative demand has been made on the Company by PL Capital, LLC and/or Mr. John Palmer as set forth in a letter to the Board of Directors dated March 25, 2009 (the “Shareholder Demand”); and

WHEREAS, the Board of Directors has determined it is in the best interests of the Company to create a committee consisting of three disinterested persons for the purpose of performing the duties and responsibilities under Indiana Code 23-1-32 (the “Special Committee”); and

WHEREAS, the Board of Directors desires to appoint the Indemnitee to serve on the Special Committee; and

WHEREAS, in recognition of the heightened scrutiny and responsibility associated with serving on the Special Committee, and as an inducement to the Indemnitee to so serve, the Board of Directors has determined that the Indemnitee should be provided with adequate assurances of indemnity as provided in this Agreement; and

WHEREAS, the Indemnitee desires to serve on the Special Committee at the request of the Board of Directors of the Company subject to the Company’s execution of this Agreement; and

WHEREAS, this Agreement is permitted under Indiana law, which is the corporate law governing the Company, as well as the Company’s Articles of Incorporation and has been approved by the Company’s Board of Directors.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Indemnitee, intending to be legally bound hereby, hereto agree as follows:

1.           Certain Definitions.

 (a)           “Claim” or “Claims” includes, but is not limited to, any threatened, pending, asserted or completed (i) demand, claim, action, suit, proceeding (whether civil, derivative, criminal, administrative, investigative or otherwise), counterclaim, crossclaim, arbitration or mediation, (ii) demand, claim, action, suit, proceeding, counterclaim or crossclaim by or in the name or right of the Company, (iii) inquiry, hearing, investigation or other process (whether conducted by the Company, a government agency, body, department or authority or any other party), and (iv) appeal of any of the foregoing, in each case in which the Indemnitee is a party or a participant, is in any way involved or named or incurs any Losses or Expenses and in connection with, relating to or arising from an Indemnifiable Act.

(b)           “D&O Insurance” means the Company’s (i) directors’ and officers’, EPLI, ERISA and fiduciary claims made insurance policy in effect on the date of this Agreement, which presently has an aggregate liability limit of Ten Million Dollars ($10,000,000), (ii) “tail” coverage or an extended reporting period under such policy for the Indemnitee and (iii) any other applicable insurance policy providing coverage to the Indemnitee.  The D&O Insurance presently has a deductible or retainage amount equal to Two Hundred Thousand Dollars ($200,000).

(c)           “Expense” or “Expenses” includes, but is not limited to, any and all expenses and costs incurred or paid by the Indemnitee in connection with or relating to a Claim for an Indemnifiable Act including, but not limited to, (i) reasonable fees, retainers, costs, expenses and disbursements of attorneys for the Indemnitee, (ii) reasonable costs, expenses and other amounts (including reasonable travel and copying costs) paid or incurred by the Indemnitee in connection with or relating to the Indemnitee investigating, defending, being a witness or deponent in, preparing for, participating in or otherwise dealing with any Claim, and (iii) deductibles and retainage amounts under the D&O Insurance.  “Expense” and “Expenses” shall not include the value of any time of the Indemnitee spent investigating, defending, being a witness or deponent in, preparing for, participating in or otherwise dealing with any Claim.

(d)           “Indemnifible Act” means any event, occurrence, action, decision, inaction or omission in the Indemnitee’s service or position on the Special Committee.

(e)           “Loss” or “Losses” includes, but is not limited to, any and all monetary obligations, liabilities and amounts that the Indmnitee is legally required to pay in connection with or relating to a Claim for an Indemnifiable Act including, but not limited to, (i) judgments, damages, awards, orders, decrees and sums paid in settlement, (ii) fines, penalties, excise taxes, assessments, interest and other charges, and (iii) taxes imposed on the Indemnitee as a result of or relating to any amounts paid to or on behalf of the Indemnitee under this Agreement.

(f)           “Standard of Conduct” means that the Indemnitee acted, or that the Indemnitee’s conduct with respect to an Indemnifiable Act was, based upon the facts then known to him, in good faith in what he reasonably believed to be in, or not opposed to, the best interests of the Company, and, in addition, in any criminal Claim the Indemnitee had reasonable cause to believe that his conduct was lawful or no reasonable cause to believe that his conduct was unlawful.  The termination or resolution of any Claim, by judgment, order, settlement (whether with or without court approval or with or without prejudice), consent decree or conviction or upon a plea of guilty or nolo contendere shall not of itself create a presumption that the Indemnitee did not meet the Standard of Conduct.

2.           Indemnification.

            (a)          Except as provided in Section 2(b) hereof, the Company shall indemnify, defend and hold harmless the Indemnitee for and against, and shall pay each and every Loss and Expense of the Indemnitee in connection with or relating to a Claim with respect to which an Indemnifiable Act is involved and the Indemnitee has met or complied with the Standard of Conduct.  There shall be a presumption that the Indemnitee is entitled to indemnification, payment and defense under this Agreement.

            (b)          Notwithstanding anything to the contrary contained in this Agreement, the Company shall have no obligation to indemnify, defend or hold harmless the Indemnitee, or to pay, under this Agreement to the extent that (i) the Indemnitee has not met or complied with the Standard of Conduct, (ii) the proceeds from any policy of D&O Insurance have been paid to or on behalf of the Indemnitee in full and complete satisfaction of a Loss or Expense covered by this Agreement, (iii) a Loss or Expense has already been paid, in full, to or on behalf of the Indemnitee by the Company or by another source of indemnity, (iv) payment by the Company of any Loss or Expense is prohibited by any law, rule or regulation now or hereafter in effect or by any court or government agency or authority, or (v) the Loss or Expense is not covered by or otherwise not properly payable under this Agreement.

3.           Indemnification Procedures.

(a)          Promptly after the Company or the Indemnitee receives notice or otherwise becomes aware of the existence, commencement or threat of any Claim, the Company or the Indemnitee, as the case may be, shall give written notice (the “Indemnification Notice”) to the other, provide pertinent information with respect to such Claim and keep the other generally informed of, and consult with the other with respect to, the status of such Claim.

(b)          The Company shall give prompt notice of, and take such other necessary or appropriate actions with respect to, the Claim as is required by the policies of D&O Insurance.  The Company shall thereafter use its reasonable efforts to cause the insurers that have issued the D&O Insurance to pay promptly to or on behalf of the Indemnitee all Losses and Expenses relating to such Claim in accordance with and to the extent covered by the policies of D&O Insurance.

(c)           In all cases, the Company shall pay all Expenses of the Indemnitee in advance of the final disposition, termination or resolution of the applicable Claim unless payment of such Expenses has already been made to or on behalf of the Indemnitee or is prohibited by any law, rule or regulation or by any court or government agency or authority.  In all cases, the Company shall pay all Losses of the Indemnitee in advance of the final disposition, termination or resolution of the applicable Claim unless payment for such Losses has already been made to or on behalf of the Indemnitee or is prohibited by any law, rule or regulation or by any court or government agency or authority.  All payments of Losses or Expenses on account of the Company’s obligations under this Agreement shall be made within thirty (30) days of each written request therefor by the Indemnitee.  Each such written request shall be accompanied by a written affirmation by the Indemnitee that the Loss or Expense is covered by this Agreement, that the Indemnitee has met or complied with the Standard of Conduct and that the Indemnitee shall reimburse the Company as provided in Section 3(d) hereof.

(d)          Notwithstanding anything to the contrary contained in this Agreement, the Indemnitee shall reimburse the Company for all Losses and Expenses paid by the Company to or on behalf of the Indemnitee in the event and only to the extent that the Indemnitee is not entitled to indemnification for such Losses of Expenses pursuant to Section 2(b) hereof.  The Indemnitee’s obligation to reimburse the Company shall be unsecured and no interest shall accrue or be charged thereon unless it is determined pursuant to one of the methods identified in Section 3(f) hereof that the Indemnitee is required to reimburse the Company and, in such event, interest on the amount to be reimbursed to the Company by the Indemnitee shall accrue and be due and payable from the date of the written opinion of the law firm or the order or judgment of the court, as the case may be, referenced in Section 3(f) hereof until the amount required to be reimbursed plus all interest thereon shall have been paid in full by the Indemnitee.  The rate of interest shall be equal to the highest prime rate announced or utilized by Citizens Financial Bank as of the date that interest shall begin to accrue and shall remain fixed as of the same date until the amount to be reimbursed plus all interest thereon shall have been paid in full.  If it has been determined pursuant to Section 3(f) hereof that the Indemnitee is required to reimburse the Company for any Losses or Expenses previously paid by the Company under this Agreement and the Indemnitee refuses or is unable to reimburse the Company, then in addition to the interest referenced above, the Indemnitee shall pay the reasonable attorneys’ fees and all other costs and expenses of the Company relating to its collection efforts for the amount owed by the Indemnitee.

(e)          In connection with the defense of any Claim against or involving the Indemnitee, the Company shall have the right, at its option, to defend, at its own expense and through legal counsel of its own choosing, such Claim; provided, however, that the Indemnitee shall have first consented to the legal counsel selected by the Company, which consent shall not be unreasonably withheld.  If the Company undertakes to defend a Claim, it shall promptly give written notice to the Indemnitee of its intention to do so.  If legal counsel reasonably satisfactory to the Indemnitee is not selected by the Company within thirty (30) days of any Indemnification Notice, then the Indemnitee may select counsel to defend the Claim and, in such event, the Company shall be responsible for and pay all Expenses relating to such counsel; provided, however, that if the Indemnitee shall unreasonably fail to give his consent to the legal counsel selected by the Company, then the Company shall have the right to engage counsel of its choice to defend such Claim without the necessity of obtaining the Indemnitee’s consent, and all Expenses relating to such counsel shall nevertheless be paid by the Company.

Whether or not the Company chooses to defend a Claim, the Company and the Indmenitee shall cooperate in the defense thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, mediations, arbitrations, hearings, trials, appeals and pre-trial and post-judgment proceedings as may be reasonably requested in connection therewith.

Notwithstanding an election by the Company to assume the defense of a Claim, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of such Claim but, in such event, the Indemnitee shall be responsible for and pay all Expenses relating to such separate counsel.  If, during the course of the defense of any Claim, a conflict of interest develops with the legal counsel defending the Claim, then the party who has selected such counsel shall promptly notify the other party and new counsel shall be selected using the same procedures and time periods referenced in this subsection.

The Company shall have no obligation to indemnify, defend or hold harmless the Indemnitee, or to pay, under this Agreement for any amounts paid in settlement of a Claim effected without the Company’s prior written consent, which consent shall not be unreasonably withheld.  The Company shall not, without the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld), settle any Claim in any manner which would impose or result in any Loss or Expense that is not payable in full to or on behalf of the Indemnitee by the Company, any D&O Insurance or another source of indemnity, which would impose or result in any fine or penalty against the Indemnitee or which does not include as part of the settlement a full and complete release of the Indemnitee with respect to the Claim.

(f)           In the event of any dispute between the Company and the Indemnitee under this Agreement or relating to the respective obligations of the Company and the Indemnitee hereunder, the Company shall nevertheless pay all Losses and Expenses of the Indemnitee and provide indemnification and defense subject to the Indemnitee’s obligation to reimburse the Company pursuant to Section 3(d) hereof.  The Company and the Indemnitee shall resolve any such dispute through either of the following two methods: (i) by the written opinion of a law firm mutually agreed upon by the Company and the Indemnitee or, if the Company and the Indemnitee are unable to mutually agree upon such a law firm within fifteen days of the proposal by either party to resolve the dispute by law firm written opinion, or (ii) by a court of competent jurisdiction.  If the method in (i) above is used, the Company and the Indemnitee shall mutually agree to the procedures to be utilized by the law firm in connection with its written opinion, all fees, costs and expenses of the law firm in connection with its written opinion shall be paid by the Company, and the Company and the Indemnitee shall not challenge the conclusions set forth in such written opinion in court (with the opinion of such law firm being final and binding upon the Company and the Indemnitee).

In connection with any written opinion of a law firm or any action, suit or proceeding in which the Indemnitee seeks to enforce this Agreement, the Company shall have the burden of proof that any indemnification, payment or defense is not required under this Agreement.  The termination, resolution or completion of any Claim by judgment, order, settlement (whether with or without court approval or whether with or without prejudice), consent decree or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not of itself create a presumption that the Indemnitee did not meet or comply with the Standard of Conduct.  In addition, a determination that a Loss or Expense is not covered by D&O Insurance shall not of itself create a presumption that the Indemnitee is not entitled to indemnification under this Agreement.  Until it is determined by the written opinion of a law firm or a court (as provided in this subsection) that the Indemnitee is not entitled to indemnification, payment or defense under this Agreement, the Company shall indemnify, pay, defend and hold harmless the Indemnitee under this Agreement, subject to the Indemnitee’s obligation to reimburse the Company pursuant to Section 3(d) hereof.

4.           Partial Indemnity; Success in Defense of a Claim.  If the Indemnitee is entitled to indemnification, payment or defense under this Agreement for a portion, but not all, of any Losses or Expenses, the Company shall nevertheless indemnify, pay and defend the Indemnitee for the portion thereof to which the Indemnitee is entitled.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits in connection with the defense of any Claims relating in whole or in part to an Indemnifiable Act, the Indemnitee shall be indemnified against and paid for all Losses and Expenses incurred in connection therewith.

5.           No Presumption.  For purposes of this Agreement, the disposition, termination or resolution of any Claim by judgment, order, settlement (whether with or without court approval or whether with or without prejudice), consent decree or conviction, or upon a plea of guilty or nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet or comply with the Standard of Conduct or is not entitled to indemnification or payment under this Agreement or that the Indemnitee had any particular belief.

6.           Rights under Company’s Articles of Incorporation.  As provided under Section 6.2(b) of Article VI of the Company’s Articles of Incorporation now in effect, Indemnitee shall have the right to indemnification and advancement of Liabilities and Expenses (as defined therein) to the fullest extent of the provisions of Section 6.2 of Article VI of the Company’s Articles of Incorporation with respect to the indemnification of, and advancement of Liabilities and Expenses to, directors or officers of the Company.

7.           Non-exclusivity; Conflict.  The rights of the Indemnitee under this Agreement shall be in addition to any other rights that the Indemnitee may have under the Company’s Articles of Incorporation or By-Laws or under applicable law, all as presently or hereafter in effect (but, in the case of any amendment or successor to the present provisions regarding indemnification of the Indemnitee set forth in the Company’s Articles of Incorporation or By-Laws or as provided by applicable law, only to the extent that such amendments or successor provisions provide broader indemnification rights than the Company’s Articles of Incorporation or By-Laws or applicable law currently provide), under any D&O Insurance or otherwise.

Notwithstanding the foregoing, subsequent to the date of this Agreement, the Company may propose to amend, restate or otherwise change its Articles of Incorporation only to the extent that any such proposal to amend, restate or change does not reduce or adversely affect the rights to indemnification provided to the Indemnitee under Section 6.2 of Article VI of the Company’s current Articles of Incorporation.

In the event of any conflict in the indemnification provided to the Indemnitee now or in the future under the Company’s Articles of Incorporation or By-Laws, applicable law or this Agreement, the provisions providing the Indemnitee with the broadest indemnification shall apply and control.

8.           Subrogation.  In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents and other papers and do all other acts and things reasonably required by the Company to secure, perfect or enforce such subrogation rights.

9.           D&O Insurance.  For a period of four (4) years following the date that the Indemnitee resigns or is no longer serving as a member of the Special Committee of the Board of Directors of the Company, the Company, at its sole cost and expense, shall maintain in full force and effect and cover the Indemnitee under the D&O Insurance or similar policy and shall maintain in full force and effect “tail” coverage or an extended reporting period under the D&O Insurance or similar policy for the Indemnitee.

10.         Duration of Agreement.  This Agreement shall remain in full force and effect until the applicable statute of limitations for each and every Claim in connection with or relating to an Indemnifiable Act has expired.

11.         Enforcement Expenses.  The Company shall pay the Indemnitee’s reasonable attorneys’ fees and other costs and expenses in connection with or relating to the Indemnitee successfully establishing his rights to indemnification, payment or defense (in whole or in part) under this Agreement or otherwise successfully enforcing this Agreement.  The Company shall pay such attorneys’ fees, costs and expenses (i) as they are incurred by the Indemnitee and in advance of the disposition of any action or claim by the Indemnitee under this Agreement, and (ii) within thirty (30) days of each written request therefor.  If it is determined pursuant to the methods specified in Section 3(f) hereof that the Indemnitee is not entitled to indemnification, payment or defense under this Agreement or if the Indemnitee is not successful in enforcing this Agreement against the Company, then the Indemnitee shall reimburse the Company in accordance with Section 3(d) hereof for the attorneys’ fees, costs and expenses so paid by the Company.  If it is determined pursuant to Section 3(f) that the Indemnitee is entitled to only a portion of the Losses or Expenses for which he is seeking indemnification, payment or defense under this Agreement, then the Company shall not pay all of the Indemnitee’s attorneys’ fees, costs and expenses incurred in connection with his enforcement of this Agreement but shall instead be obligated to pay only the Indemnitee’s total attorneys’ fees, costs and expenses multiplied by a fraction whereby the numerator equals the amount the Company is ultimately required to indemnify or pay the Indemnitee under this Agreement and the denominator equals the total amount sought under this Agreement by the Indemnitee.

12.         Confidential Information and Non-Disclosure.  The Indemnitee hereby covenants and agrees (i) to maintain all Confidential Information (as hereinafter defined) as strictly confidential, and (ii) not to discuss, disclose or deliver any of the Confidential Information with or to any party other than any person who at present or in the future is a member of the Board of Directors, a member of the Special Committee, any advisor retained by the Special Committee, senior management of the Company, or Indemnitee's personal legal counsel (whom Indemnitee shall instruct to abide by the restrictions of this Agreement as to any such Confidential Information); provided, however, that the Indemnitee shall be permitted to discuss, disclose or deliver any Confidential Information if he is requested or required to do so in connection with any Claim or any subpoena or other legal process, or in connection with any action or claim by the Indemnitee to enforce this Agreement so long as the Indemnitee shall have first provided the Company with written notice of such a request or requirement so that the

Company may seek a protective order or other relief or protection and/or waive in writing the Indemnitee’s compliance with this Agreement.

For purposes of this Agreement, the term “Confidential Information” shall mean any and all information or materials (whether oral, in writing, in electronic format, on a computer, disk or CD or otherwise) (i) relating or referring to the business, operations, affairs, products, strategies, strategic plans, techniques, processes, trade secrets, vendors, suppliers, customers, employees, balance sheets, statements of earnings, assets, liabilities, sales, revenues, income, estimates, projections and/or budgets of the Company that are not available to a person outside of a member of the Board of Directors or senior management of the Company (other than through a breach of this Agreement), (ii) that is otherwise not publicly available (other than through a breach of this Agreement), or (iii) relating or referring to specific details about the Shareholder Demand; and including, but not limited to, any and all copies, summaries, extracts, notes and analyses derived from the foregoing or prepared by the Indemnitee.

In compliance with the Gramm-Leach-Bliley Act, Indemnitee shall not disclose or use the Nonpublic Personal Information (as hereinafter defined) that Indemnitee receives from the Company relating to customers of the Company or any affiliate or subsidiary thereof other than: (i) to carry out the purposes for which the Company discloses such information to Indemnitee; or (ii) as otherwise permitted by applicable law.

For purposed of this Agreement, the term “Nonpublic Personal Information” means personally identifiable financial information and any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publically available. 1  Personally identifiable financial information means any information (i) a consumer provides to an entity to obtain a financial product or service from them; (ii) about a consumer resulting from any transaction involving a financial product or service between an entity and a consumer; or (iii) an entity otherwise obtains about a consumer in connection with providing a financial product or service to that consumer.2

           Indemnitee has in place appropriate administrative, technical and physical safeguards; (i) to insure the security and confidentiality of records and information of customers of the Company or any affiliate or subsidiary thereof that Indemnitee receives from the Company; (ii) to protect against any anticipated threats or hazards to the security or integrity of records and information of customers of the Company or any affiliate or subsidiary thereof that Indemnitee receives from the Company; and (iii) to protect against unauthorized access to or use of such records or information of customers of the Company or any affiliate or subsidiary thereof that Indemnitee receives from the Company which could result in substantial harm or inconvenience to a customer of the Company or any affiliate or subsidiary thereof.

Indemnitee hereby acknowledges that any records and information of customers of the Company or any affiliate or subsidiary thereof that Indemnitee receives from the Company and

_______________________
1 12 CFR 216.3(n)(1)
2 12 CFR 216.3(o)(1)

that are not returned, whether in paper, electronic or other format, will be destroyed upon request of the Company in such a manner that Indemnitee cannot practically be read or reconstructed.

Indemnitee shall provide a full disclosure of any breach in security of Indemnitee’s premises or systems that result in an unauthorized intrusion into information of customers of the Company or any affiliate or subsidiary thereof that Indemnitee receives from the Company and that is maintained by Indemnitee as soon as possible after the occurrence of the unauthorized access.

13.           Miscellaneous.

(a)           Binding Effect; Assignment.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by or against the Company and the Indemnitee, as well as the Company’s successors, assigns and legal representatives and the Executive’s spouse, heirs, executors, estate and legal representatives.  The Company shall not effect any sale, merger, consolidation, share exchange, combination or reorganization unless the surviving entity agrees in writing to assume all of the Company’s obligations under this Agreement.  Neither the Company nor any shareholders of the Company shall do any act or thing in an effort to or with the result of having or causing the Company or any successor or assign to avoid any of the obligations of the Company under this Agreement.

(b)           Waiver.  Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement.  The waiver by either party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.  The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.

(c)           Amendment.  This Agreement may be amended, modified or supplemented only by a writing executed by all of the parties hereto.

(d)           Headings.  The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

(e)           Severability.  In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein; provided, however, that if any provision (or any portion thereof) of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable, then such provision shall be considered divisible and the court making such determination shall have the power to reduce, limit or reform (but not increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the appropriate party hereto in its reformed, reduced or limited form.

(f)            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

(g)           Construction.  This Agreement shall be deemed to have been drafted by both parties hereto.  This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.

(h)           Review and Consultation.  The Indemnitee hereby acknowledges and agrees that he (i) has read this Agreement in its entirety prior to executing it, and (ii) understands the provisions and effects of this Agreement.  THE INDEMNITEE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM THE COMPANY, ANY DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY OR ANY ATTORNEY, ACCOUNTANT OR ADVISOR FOR THE COMPANY.

(i)            Entire Agreement.  This Agreement constitutes the entire understanding and agreement between the parties hereto relating to the subject matter hereof and supersedes all other prior understandings, commitments, representations, contracts and agreements, whether oral or written, between the parties hereto relating to the matters contemplated hereby, other than the Company’s Articles of Incorporation and By-Laws and applicable law.

(j)            Certain References.  Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa.  All references to the masculine, feminine or neuter genders herein shall include any other gender, as the context requires.  Unless expressly provided otherwise, all references in this Agreement to days shall mean calendar, not business, days.

(k)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

(l)           Notices.  All notices, requests and other communications under this Agreement shall be in writing (which shall include facsimile communication) and shall be deemed to have been duly given if (i) delivered by hand; (ii) sent by certified United States Mail, return receipt requested, first class postage pre-paid; (iii) sent by overnight delivery service; or (iv) sent by facsimile transmission if such fax is confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by regular (not certified or registered) United States Mail, first class postage pre-paid, as follows:

If to the Company:	CFS Bancorp, Inc.
Attention: Thomas F. Prisby, Chairman
707 Ridge Road
Munster, Indiana 46321
Telephone: (219) 836-5500
Facsimile: (219) 836-2950

If to the Indemnitee:	_____________________
_____________________
_____________________
Telephone:_____________
Facsimile:______________

or to such other address or facsimile number as either party hereto may have furnished to the other in writing in accordance herewith.  Each party shall promptly provide any changes to its or his address, telephone number and facsimile number to the other.

All such notices, requests and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail in the manner provided herein, two (2) business days after deposit with the United States Postal Service; (iii) if sent by overnight delivery service, on the next business day after deposit with such service; or (iv) if sent by facsimile transmission, on the date indicated on the fax confirmation page of the sender if such fax also is confirmed by mail in the manner provided herein.

(m)           Jurisdiction and Venue.  The parties hereto hereby agree that all demands, claims, actions, causes of action, suits, proceedings and litigation between or among the parties relating to this Agreement, shall be filed, tried and litigated only in a federal or state court located in Lake County, Indiana.  In connection with the foregoing, the parties hereto irrevocably consent to the jurisdiction and venue of such court and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such court.

(n)           Recitals.  The recitals, premises and “Whereas” clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.

*         *         *

IN WITNESS WHEREOF, the parties hereto have entered into, executed and delivered this Agreement as of the day and year first above written.

__________________________________
[Name of Indemnitee]

CFS BANCORP, INC.

By: __________________________
         Thomas F. Prisby, Chairman